As filed with the Securities and Exchange Commission on December 30, 2013
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

AIR METHODS CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	84-0915893
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7301 South Peoria
Englewood, Colorado 80112
(303) 792-7400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Crystal L. Gordon, Esq.
Senior Vice President, General Counsel and Secretary
7301 South Peoria
Englewood, Colorado 80112
(303) 792-7400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
Kristin L. Lentz, Esq.
Davis Graham & Stubbs LLP
1550 Seventeenth Street, Suite 500
Denver, Colorado 80202
(303) 892-9400

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)
Common Stock, $0.06 par value
Preferred Stock, $1.00 par value
Depositary Shares (3)
Debt Securities (4)
Guarantees of Debt Securities
Warrants (5)
Purchase Contracts (6)
Rights

(1) Such indeterminate number or amount of debt securities, shares of common stock, shares of preferred stock, warrants, share purchase contracts and share purchase units of Air Methods Corporation as may from time to time be issued at indeterminate prices. The securities registered hereunder may be sold separately or as units with other securities registered hereunder. The amount to be registered, the proposed maximum offering price per unit and the proposed maximum aggregate offering price are not specified as to each class of securities to be registered hereunder pursuant to General Instruction II.E. of Form S-3.

(2) In reliance on and in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of the entire registration fee.  Pursuant to Rule 457(n) under the Securities Act, no separate registration fee is payable with respect to guarantees.

(3) Includes depositary shares evidenced by depositary receipts issuable in the event that the registrant elects to offer fractional interests in debt securities, common stock or preferred stock registered hereby, upon the exercise of warrants or delivery upon settlement of purchase contracts.

(4) Includes debt securities issuable upon conversion or exchange of securities registered hereunder to the extent any such securities are, by their terms, convertible into or exchangeable for debt securities, including upon the exercise of warrants or delivery upon settlement of purchase contracts.

(5) Warrants may represent rights to purchase debt securities, common stock, preferred stock or other securities registered hereunder.

(6) Includes purchase contracts issuable upon conversion or exchange of securities registered hereunder to the extent any such securities are by their terms convertible into or exchangeable for purchase contracts.  Each purchase contract obligates the registrant to sell, and the holder thereof to purchase, an indeterminate number of debt securities, shares of common stock, shares of preferred stock or other securities registered hereunder.

PROSPECTUS

COMMON STOCK
PREFERRED STOCK
DEPOSITARY SHARES
DEBT SECURITIES
GUARANTEES OF DEBT SECURITIES
WARRANTS
PURCHASE CONTRACTS
RIGHTS

We may offer and sell, from time to time in one or more offerings, any combination of debt and equity securities that we describe in this prospectus.

This prospectus provides a general description of the securities we may offer for sale from time to time.  Each time we sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus.  Any statement contained in this prospectus is deemed modified or superseded by any inconsistent statement contained in an accompanying prospectus supplement.  You should read this prospectus and any prospectus supplement, as well as the documents incorporated by reference into this prospectus, carefully before you invest.

We may offer and sell these securities, or any combination of these securities, from time to time, to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis, at prices and on other terms to be determined at the time of offering.

Selling securityholders may use this prospectus in connection with their respective resales of securities registered hereunder from time to time in amounts, at prices and on terms that will be determined at the time of the applicable offering. Information about the selling shareholders will be included in the applicable prospectus supplement.

Our common stock is listed on The NASDAQ Global Select Market® under the symbol “AIRM.”  Any common stock sold pursuant to a prospectus supplement will be listed on The NASDAQ Global Select Market® subject to official notice of issuance. We may elect to list any of the other securities on any exchange, but are not obligated to do so, and, unless stated otherwise in the applicable prospectus supplement, such other securities will not be listed on any securities exchange.

Investing in our securities involves risks. You should carefully read and evaluate the risks described under “Risk Factors” on page 3 of this prospectus as well as the risk factors and other information contained or incorporated by reference in this prospectus and the applicable prospectus supplement before investing in our securities.

You should carefully read this prospectus and any applicable prospectus supplement and free writing prospectus, together with any additional information described under the heading “Where You Can Find More Information,” before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus and the applicable prospectus supplement may be used in the initial sale of the securities or in resales by selling securityholders. In addition, Air Methods Corporation, or any of its affiliates may use this prospectus and the applicable prospectus supplement in a remarketing or other resale transaction involving the securities after their initial sale. These transactions may be executed at negotiated prices that are related to market prices at the time of purchase or sale, or at other prices, as determined from time to time.

The date of this prospectus is December 30, 2013.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”), as a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act of 1933 (the “Securities Act”), utilizing a “shelf” registration process.  Under this shelf registration process, from time to time, we or the selling securityholders may sell any combination of the securities described in this prospectus in one or more offerings.  We have provided to you in this prospectus a general description of the securities we or the selling securityholders may offer and the general manner in which the securities can be offered.  Each time we or the selling securityholders sell securities under this shelf registration process, we will provide a prospectus supplement that will contain specific information about the terms of the securities being offered and the manner in which they may be offered.  We and any underwriter or agent that we may from time to time retain may also provide you with other information relating to an offering, which we refer to as “other offering material.”  A prospectus supplement or any such other offering material provided to you may include a discussion of any risk factors or other special considerations applicable to those securities or to us and may also include, if applicable, a discussion of material United States federal income tax considerations and considerations under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).  We may also add, update or change in the prospectus supplement or such other offering material any of the information contained in this prospectus.  To the extent there is a conflict between the information contained in this prospectus and the applicable prospectus supplement or other offering material, you should rely on the information in the prospectus supplement or other offering material; provided, that if any statement in one of these documents is inconsistent with a statement in another document having a later date  - for example, a document incorporated by reference in this prospectus or any prospectus supplement - the statement in the document having the later date modifies or supersedes the earlier statement.  Throughout this prospectus, where we indicate that information may be supplemented in an applicable prospectus supplement or supplements, that information may also be supplemented in other offering material provided to you.  You should read this prospectus and any prospectus supplement or other offering material together with additional information described under the heading “Where You Can Find More Information.”

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus.  The registration statement can be read at the SEC’s web site or at the SEC’s public reference room mentioned under the heading “Where You Can Find More Information.”

You should rely only on the information provided in this prospectus and in the applicable prospectus supplement, including the information incorporated by reference, and in other offering material, if any, provided by us or any underwriter or agent that we may from time to time retain.  Reference to a prospectus supplement means the prospectus supplement describing the specific terms of the securities you purchase.

The terms used in any prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.  Neither we, nor any underwriters or agents whom we may from time to time retain, have authorized anyone to provide you with different information.  We or the selling securityholders are not offering the securities in any jurisdiction where the offer is prohibited.  You should not assume that the information in this prospectus, any prospectus supplement, any document incorporated by reference, or any other offering material is truthful or complete at any date other than the date mentioned on the cover page of these documents.

We or the selling securityholders may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us or the selling securityholders directly or through dealers or agents designated from time to time.  If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with any agents, to reject, in whole or in part, any of those offers.

Any prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of those underwriters and the net proceeds to us.  Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act.

In this prospectus, references to “Air Methods,” “the Company,” “we,” “us” or “our” refer to Air Methods Corporation, and its subsidiaries, unless the context suggests otherwise.

THE COMPANY

Air Methods Corporation, a Delaware corporation, was established in Colorado in 1982 and now serves as the largest provider of air medical emergency transport services and systems throughout the United States of America. Rocky Mountain Holdings, LLC; FSS Airholdings, LLC; Mercy Air Service, Inc.; LifeNet, Inc.; United Rotorcraft Solutions, LLC; OF Air Holdings Corporation; Sundance Helicopters, Inc.; and Air Methods Worldwide, Inc., all operate as wholly-owned subsidiaries of Air Methods. FSS Airholdings LLC is the parent company of CJ Systems Aviation Group, Inc. OF Air Holdings Corporation is the parent company of Omniflight Helicopters, Inc. and several other affiliated subsidiaries.  Air Methods Worldwide, Inc. is the parent company of American Jets, Inc.

We provide air medical transportation services throughout the United States and design, manufacture, and install medical aircraft interiors and other aerospace products for domestic and international customers. We also provide tourism operations. Our divisions, or business segments, are organized according to the type of service or product provided and consist of the following:

•	Air Medical Services (AMS) - provides air medical transportation services to the general population as an independent service (also called community-based services) and to hospitals or other institutions under exclusive operating agreements (also called hospital-based services). We transport persons requiring intensive medical care from either the scene of an accident or general care hospitals to highly skilled trauma centers or tertiary care centers.

•	United Rotorcraft (UR) Division - designs, manufactures, and installs aircraft medical interiors and other aerospace and medical transport products for domestic and international customers.

•	Tourism Division – provides helicopter tours and charter flights, in the Grand Canyon, Las Vegas and Hawaii.

The Company’s principal executive offices are located at 7301 South Peoria, Englewood, Colorado 80112.  Our telephone number is (303) 792-7400.  We maintain a website at www.airmethods.com. Information presented on or accessed through our website is not incorporated into, or made part of, this prospectus or any accompanying prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC.  You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including us. The SEC’s Internet site can be found at http://www.sec.gov.

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference the following information or documents that we have filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on March 1, 2013;
•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013, filed with the SEC on May 10, 2013, August 9, 2013 and November 8, 2013, respectively;
•	our Current Reports on Form 8-K, filed with the SEC on June 4, 2013 and December 17, 2013;
•	the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 from our definitive proxy statement on Schedule 14A, filed with the SEC on April 29, 2013; and
•	the description of our capital stock contained in our Registration Statement on Form S-1, as amended (File No. 333-102452).

All reports and other documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus and shall be a part hereof from the date of filing of such reports and documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus. None of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit therein, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.

You may receive a copy of any document incorporated herein by reference (excluding exhibits to those documents unless they are specifically incorporated by reference in those documents), at no cost, by writing or calling Air Methods Corporation, 7301 South Peoria, Englewood, Colorado 80112.  Attention: Secretary. The telephone number is 303-792-7400.

RISK FACTORS

Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed below under “Cautionary Statement Regarding Forward-Looking Statements,” you should carefully read and consider the risks and uncertainties and the risk factors set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, which is incorporated by reference in this prospectus, and under the caption “Risk Factors” or any similar caption in the other documents and reports that we file with the SEC after the date of this prospectus that are incorporated or deemed to be incorporated by reference in this prospectus as well as any risks described in any applicable prospectus supplement or free writing prospectus that we provide you in connection with an offering of securities pursuant to this prospectus. Additionally, the risks and uncertainties discussed in this prospectus or in any document incorporated by reference into this prospectus are not the only risks and uncertainties that we face, and our business, financial condition, liquidity and results of operations and the market price of any securities we may sell could be materially adversely affected by additional factors that apply to all companies generally, as well as other risks that are not known to us or that we currently do not consider to be material.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus (including any prospectus supplement and information incorporated by reference herein) and any free writing prospectus that we may provide to you in connection with an offering of our securities described in this prospectus may contain “forward-looking statements” for purposes of the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The use of any of the words “may,” “will,” “should,” “could,” “believe,” “expect,” “anticipate,” “project,” “plan,” “schedule,” “expect,” “estimate,” “objective,” “forecast,” “goal,” “potential,” “opportunity,” “focus,” “intend,” “committed,” “continue,” “will likely result” or “will continue” and similar expressions that concern our strategy, plans, intentions or beliefs about future occurrences or results. For example, statements relating to estimated and projected expenditures, cash flows, results of operations, financial condition and liquidity; plans and objectives for future operations, growth or initiatives; plans to refinance our existing indebtedness; and the expected outcome or effect of pending or threatened litigation or audits are forward-looking statements.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, those expectations may prove to be incorrect. Important factors that could cause actual results to differ materially from our expectations, or cautionary statements, are discussed under the heading “Risk Factors” and in documents incorporated in this prospectus by reference and may be so included in any prospectus supplement, including, without limitation, in conjunction with the forward-looking statements. All forward-looking statements speak only as of the date made. We undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances arising after the date on which they were made, except as otherwise required by law.  All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these and other cautionary statements that we make from time to time in our other SEC filings and public communications.

Factors that could cause actual results to differ materially from our expectations include, among others, such things as:

•	acquisitions and other business opportunities (or the lack thereof) that may be presented to and pursued by us;
•	risks related to our level of indebtedness;
•	loss of senior management or technical personnel;
•	a lack of available capital and financing;
•	the existence of unanticipated liabilities or problems relating to acquired businesses or properties;
•	difficulties involved in the integration of operations we have acquired or may acquire in the future;
•	general economic, market or business conditions;
•	our flight volume;
•	our collection rates and our billing of governmental or third party payers for services;
•	risks related to the Health Care and Education Reconciliation Act of 2010;
•	risks related to aviation industry hazards;
•	changes in fuel costs;
•	risks related to our technology and information systems;
•	risk factors discussed in this prospectus, any prospectus supplement or any document incorporated by reference in this prospectus or any prospectus supplement; and
•	other factors, many of which are beyond our control.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated on a consolidated basis and should be read in conjunction with our consolidated financial statements including the accompanying rates thereto, incorporated by reference in this prospectus. We have computed the ratio of fixed charges by dividing earnings by fixed charges. For this purpose, “earnings” consist of income/(loss) from continuing operations before income tax, adjustments for minority interests, cumulative effect of changes in accounting principles, and fixed charges. “Fixed charges” consist of interest and financing expense, amortization of deferred financing costs, and that portion of rental expense on operating leases deemed to be the equivalent of interest.  As of the date of this prospectus, we have no shares of preferred stock with special voting rights outstanding.  Accordingly, the ratio of earnings to combined fixed charges and preferred stock dividends is equal to the ratio of earnings to fixed charges and is not disclosed separately.  Our ratio of earnings to fixed charges is as follows for the periods indicated:

	Fiscal Year Ended December 31,
	2012	2011	2010	2009	2008
Ratio of Earnings to Fixed Charges	7.34	4.45	4.29	3.10	2.27

USE OF PROCEEDS

We intend to use the net proceeds we receive from the sale of securities by us as set forth in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, we will not receive any proceeds from the sale of securities by selling security holders.

DESCRIPTION OF CAPITAL STOCK

General

This prospectus describes the general terms of our capital stock.  The following description is not complete and may not contain all the information you should consider before investing in our capital stock.  For a more detailed description of these securities, you should read the applicable provisions of Delaware law and our certificate of incorporation and bylaws.  When we offer to sell a particular series of these securities, we will describe the specific terms of the series in a supplement to this prospectus.  Accordingly, for a description of the terms of any series of securities, you must refer to both the prospectus supplement relating to that series and the description of the securities described in this prospectus.  To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

Our authorized capital stock consists of:

•	70.5 million shares of common stock, par value $.06 per share, of which 39,351,369 shares were issued and outstanding as of December 23, 2013; and
•	15 million shares of preferred stock, par value $1.00 per share, of which no shares were issued and outstanding as of December 23, 2013.

Common Stock

As of December 23, 2013, we had 39,351,369 shares of common stock outstanding. The holders of our common stock are entitled to one vote for each share on all matters voted on by stockholders. The holders of our common stock do not have cumulative voting rights, which means that holders of more than one-half of the shares voting for the election of directors can elect all of the directors then being elected.  Subject to the preferences of any of our outstanding preferred stock, the holders of our common stock are entitled to a proportional distribution of any dividends that may be declared by the board of directors.  In the event of a liquidation or dissolution of Air Methods, the holders of our common stock are entitled to share equally in all assets remaining after payment of liabilities and any payments due to holders of any outstanding shares of our preferred stock. The outstanding shares of our common stock are, and the shares offered by this prospectus, when issued, will be fully paid and nonassessable. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any of our outstanding preferred stock.

Preferred Stock

We currently have no outstanding shares of preferred stock.  Our certificate of incorporation authorizes our board of directors to establish one or more series of preferred stock.  Prior to the issuance of shares of each series, the board of directors is required by the General Corporation Law of the State of Delaware and our certificate of incorporation to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Delaware. The certificate of designation fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions, including the following:

•	the number of shares constituting each class or series;
•	voting rights;
•	rights and terms of redemption, including sinking fund provisions;
•	dividend rights and rates;
•	dissolution;
•	terms concerning the distribution of assets;
•	conversion or exchange terms;
•	redemption prices; and
•	liquidation preferences.

All shares of preferred stock offered by this prospectus will, when issued, be fully paid and nonassessable and will not have any preemptive or similar rights.  Our board of directors could authorize the issuance of additional shares of preferred stock with terms and conditions that could have the effect of discouraging a takeover or other transaction that might involve a premium price for holders of the shares or that holders might believe to be in their best interests.

We will describe in a prospectus supplement relating to the class or series of preferred stock being offered the following terms:

•	the title and stated value of the preferred stock;
•	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;
•	the dividend rate(s), period(s) or payment date(s) or method(s) of calculation applicable to the preferred stock;
•	whether dividends are cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock will accumulate;
•	the procedures for any auction and remarketing, if any, for the preferred stock;
•	the provisions for a sinking fund, if any, for the preferred stock;
•	the provision for redemption, if applicable, of the preferred stock;
•	any listing of the preferred stock on any securities exchange;
•	the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock, including the conversion price or manner of calculation and conversion period;
•	voting rights, if any, of the preferred stock;
•	whether interests in the preferred stock will be represented by depositary shares;
•	a discussion of any material or special U.S. federal income tax considerations applicable to the preferred stock;
•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs;
•	any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and
•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

Unless we specify otherwise in the applicable prospectus supplement, the preferred stock will rank, relating to dividends and upon our liquidation, dissolution or winding up:

•	senior to all classes or series of our common stock and to all of our equity securities ranking junior to the preferred stock;
•	on a parity with all of our equity securities the terms of which specifically provide that the equity securities rank on a parity with the preferred stock; and
•	junior to all of our equity securities the terms of which specifically provide that the equity securities rank senior to the preferred stock.

The term equity securities does not include convertible debt securities

Authorized but Unissued Capital Stock

Delaware law generally does not require stockholder approval for any issuance of authorized shares. Additional shares may be issued for a variety of corporate purposes, including to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved common stock and preferred stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of common stock at a premium to prevailing market prices.

Certain Anti-Takeover Effects of Provisions of Our Certificate of Incorporation and Bylaws

Our certificate of incorporation and bylaws also contain provisions that we describe in the following paragraphs, which may delay, defer, discourage or prevent a change in control of our company, the removal of our existing management or directors, or an offer by a potential acquirer to our stockholders, including an offer by a potential acquirer at a price higher than the market price for the stockholders’ shares.

Special Stockholders’ Meetings.  Our certificate of incorporation provides that special meetings of the stockholders may be called only by the chairman of the board, the president or, upon the written request of a majority of the board of directors.

Classified Board of Directors.  Our certificate of incorporation provides that our board of directors is to be divided into three classes, designated as Class I, Class II and Class III. At each annual meeting of stockholders, successors to the directors whose terms expired at that annual meeting will be elected for a three-year term.

Certain Board Vacancies to be Filled by Remaining Directors. Our certificate of incorporation provides that any vacancies on our board due to newly created directorships resulting from an increase in the number of directors and any vacancies as a result of death, resignation, disqualification, removal or other cause will be filled by the affirmative vote of the majority of the remaining directors, even if such directors constitute less than a quorum.

Requirements for Advance Notification of Stockholder Proposals.  Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors. These provisions may preclude stockholders from bringing matters before a stockholders’ meeting or from making nominations for directors at a stockholders’ meeting.

Action by Written Consent.  Under our certificate of incorporation and bylaws, our stockholders may not take action by written consent.

No Cumulative Voting.  Our certificate of incorporation and bylaws do not provide for cumulative voting in the election of directors.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company.

DESCRIPTION OF DEPOSITARY SHARES

The following summarizes some of the general provisions of the deposit agreement and of the depositary shares and depositary receipts, other than pricing and related terms disclosed in a prospectus supplement. You should read the particular terms of any depositary shares and any depositary receipts that are offered by us and any deposit agreement relating to a particular series of preferred stock which will be described in more detail in a prospectus supplement. The prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the depositary shares or depositary receipts being offered. A form of deposit agreement, including the form of depositary receipt, will be filed as an exhibit to the registration statement of which this prospectus forms a part.

General

We may, at our option, elect to offer fractional shares or multiple shares of preferred stock, rather than whole individual shares of preferred stock. If we decide to do so, we will issue the preferred stock in the form of depositary shares. Each depository share will represent a fraction or multiple of a share of a particular series of preferred stock and will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional or multiple shares of preferred stock in accordance with the terms of the prospectus supplement or other offering materials.

The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us having its principal office in the United States, as preferred stock depositary. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including dividend, voting, redemption, conversion and liquidation rights, in proportion to the applicable fraction of a share of preferred stock represented by the depositary share.

Dividends and Other Distributions

The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to the underlying preferred stock in proportion to the number of the depositary shares owned by the holders.

The preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled to these distributions. If the preferred stock depositary determines that it is not feasible to make a distribution, it may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares.

Conversion or Exchange of Preferred Stock

If a series of preferred stock represented by depositary shares is subject to conversion or exchange, the applicable prospectus supplement will describe the rights or obligations of each record holder of depositary receipts to convert or exchange the depositary shares.

Redemption of Preferred Stock

If we redeem a series of preferred stock represented by depositary shares, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of the applicable series of preferred stock. The depositary shares will be redeemed by the preferred stock depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock so redeemed.

Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same date the number of depositary shares representing shares of preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the preferred stock depositary by lot or ratably or by any other equitable method as the preferred stock depositary decides.

Withdrawal of Preferred Stock

Unless the related depositary shares have previously been called for redemption, any holder of depositary shares may receive the number of whole shares of the related series of preferred stock and any money or other property represented by those depositary shares after surrendering the related depositary receipts at the corporate trust office of the preferred stock depositary. Holders of depositary shares making these withdrawals will be entitled to receive whole shares of preferred stock on the basis set forth in the prospectus supplement or other offering materials for that series of preferred stock.

However, holders of whole shares of preferred stock will not be entitled to deposit that preferred stock under the deposit agreement or to receive depositary shares for that preferred stock after withdrawal. If the depositary shares surrendered by the holder in connection with withdrawal exceed the number of depositary shares that represent the number of whole shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to that holder at the same time new depositary receipts evidencing the excess number of depositary shares.

Voting Deposited Preferred Stock

When the preferred stock depositary receives notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in the notice to the record holders of the depositary shares relating to the applicable series of preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the preferred stock depositary to vote the amount of the preferred stock represented by the holder’s depositary shares. To the extent possible, the preferred stock depositary will vote the amount of the series of preferred stock represented by depositary shares in accordance with the instructions it receives.

We will agree to take all reasonable actions that the preferred stock depositary determines are necessary to enable the preferred stock depositary to vote as instructed. The preferred stock depositary will vote all shares of any series of preferred stock held by it proportionately with instructions received if it does not receive specific instructions from the holders of depositary shares representing that series of preferred stock.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred stock depositary. However, any amendment that imposes additional charges or materially and adversely alters the existing rights of the holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the affected depositary shares then outstanding. Holders who retain their depositary shares after the amendment becomes effective will be deemed to agree to the amendment and will be bound by the amended deposit agreement. The deposit agreement automatically terminates if:

•	all outstanding depositary shares have been redeemed;
•	each share of preferred stock has been converted into or exchanged for common stock; or
•	a final distribution in respect of the preferred stock has been made to the holders of depositary shares in connection with any liquidation, dissolution or winding up of the company.

We may terminate the deposit agreement at any time and the preferred stock depositary will give notice of that termination to the record holders of all outstanding depositary receipts prior to the termination date. In that event, the preferred stock depositary will deliver or make available for delivery to holders of depositary shares, upon surrender of the related depositary receipts, the number of whole or fractional shares of the related series of preferred stock as are represented by those depositary shares.

Charges of Preferred Stock Depositary; Taxes and Other Governmental Charges

No fees, charges and expenses of the preferred stock depositary or any agent of the preferred stock depositary or of any registrar will be payable by any person other than us, except for any taxes and other governmental charges and except as provided in the deposit agreement. If the preferred stock depositary incurs fees, charges or expenses for which it is not otherwise liable at the election of a holder of depositary shares or other person, that holder or other person will be liable for those fees, charges and expenses.

Resignation and Removal of Depositary

The preferred stock depositary may resign at any time by delivering to us notice of its intent to do so, and we may at any time remove the preferred stock depositary. Any resignation or removal will take effect upon the appointment of a successor preferred stock depositary and its acceptance of the appointment. A successor preferred stock depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States.

Miscellaneous

The preferred stock depositary will forward all reports and communications from the company which are delivered to the preferred stock depositary and which we are required to furnish to the holders of the deposited preferred stock.

Neither the preferred stock depositary nor the company will be liable if it is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. The obligations of the company and the preferred stock depositary under the deposit agreement will be limited to performance with honest intentions of their duties under the agreement and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory indemnity is furnished. The company and the preferred stock depositary may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus.  When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus.  We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.  To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus.  Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities, which may be issued in one or more series.  The debt securities may be fully and unconditionally guaranteed on a secured or unsecured senior or subordinated basis by one or more guarantors, if any.  The obligations of any guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law.  In the event that any series of debt securities and guarantees will be subordinated to other indebtedness that we have outstanding or may incur, the terms of the subordination will be set forth in the prospectus supplement relating to the subordinated debt securities or guarantees.

The debt securities and any guarantees will be issued under an indenture among Air Methods, a trustee named in the prospectus supplement and any guarantors. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

As used in this section only, “Air Methods,” “the Company,” “we,” “our” or “us” refer to Air Methods Corporation excluding our subsidiaries, unless expressly stated or the context suggests otherwise.

General

The terms of each series of debt securities and guarantees will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities and guarantees will be described in a prospectus supplement relating to such series, including any pricing supplement or term sheet.

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement, including any pricing supplement or term sheet, relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title of the debt securities;
•	the price or prices (expressed as a percentage of the principal amount thereof) at which debt securities of the series will be issued;
•	any limit upon the aggregate principal amount of the debt securities;
•	the date or dates, or the method of determining the dates, on which the debt securities will mature;
•	the interest rate or rates, which may be fixed or variable, of the debt securities, or the method of determining those rates, the interest payment dates and, for registered debt securities, the regular record dates;
•	the places where payments may be made on the debt securities and where the debt securities may be surrendered for registration of transfer and exchange and where notices and demands to or upon us in respect of the debt securities may be served and the method of such payment, if by wire transfer, mail or other means;
•	any mandatory or optional redemption provisions applicable to the debt securities;
•	any sinking fund or analogous provisions applicable to the debt securities;
•	whether and on what terms we will pay additional amounts to holders of the debt securities that are not U.S. persons in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether and on what terms we will have the option to redeem the debt securities rather than pay the additional amounts;
•	whether the debt securities will be guaranteed by certain, or all of, our subsidiaries and, if so, the names of the guarantors of the debt securities and to the extent that the terms of the guarantee differ from those described in this prospectus, a description of the guarantee;
•	whether the debt securities and/or any guarantees will be senior or subordinated;
•	any terms for the attachment to the debt securities of warrants, options or other rights to purchase or sell our securities;
•	if the debt securities or, if applicable, any guarantees will be secured by any collateral and, if so, a general description of the collateral and the terms and provisions of such collateral security, pledge or other agreements;
•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents;
•	the portion of the principal amount of the debt security payable upon the acceleration of maturity if other than the entire principal amount of the debt securities;
•	any deletions of, or changes or additions to, the events of default or covenants applicable to the debt securities;
•	if other than U.S. dollars, the currency or currencies in which payments of principal, premium and/or interest on the debt securities will be payable and whether the holder may elect payment to be made in a different currency;
•	the method of determining the amount of any payments on the debt securities which are linked to an index;
•	whether the debt securities will be issued in fully registered form without coupons or in bearer form, with or without coupons;
or any combination of these, and whether they will be issued in the form of one or more global securities in temporary or definitive form;
•	whether the debt securities will be convertible or exchangeable into or for common stock, preferred stock or other debt securities and the conversion price or exchange ratio, the conversion or exchange period and any other conversion or exchange provisions;
•	any terms relating to the delivery of the debt securities if they are to be issued upon the exercise of warrants;
•	any other specific terms of the debt securities; and
•	the terms, if any, of any guarantee of the payment of principal of and interest on the debt securities (including the identity of any guarantor), whether any such guarantee shall be made on a senior or subordinated basis and, if applicable, a description of the subordination terms of any such guarantee.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture.  We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of, and premium, if any, and interest on, any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Exchange, Registration and Transfer

Debt securities may be transferred or exchanged at the corporate trust office of the security registrar or at any other office or agency maintained by our company for these purposes, without the payment of any service charge, except for any tax or governmental charges. The senior trustee initially will be the designated security registrar in the United States for the senior debt securities. The subordinated trustee initially will be the designated security registrar in the United States for the subordinated debt securities.

If debt securities are issuable as both registered debt securities and bearer debt securities, the bearer debt securities will be exchangeable for registered debt securities. Except as provided below, bearer debt securities will have outstanding coupons. If a bearer debt security with related coupons is surrendered in exchange for a registered debt security between a record date and the date set for the payment of interest, the bearer debt security will be surrendered without the coupon relating to that interest payment and that payment will be made only to the holder of the coupon when due.

In the event of any redemption in part of any class or series of debt securities, we will not be required to issue, register the transfer of, or exchange, debt securities of any series between the opening of business 15 days before any selection of debt securities of that series to be redeemed and the close of business on:

•	if debt securities of the series are issuable only as registered debt securities, the day of mailing of the relevant notice of redemption; and
•	if debt securities of the series are issuable as bearer debt securities, the day of the first publication of the relevant notice of redemption or, if debt securities of the series are also issuable as registered debt securities and there is no publication, the day of mailing of the relevant notice of redemption.

Unless otherwise indicated in the applicable prospectus supplement, we will not be required to:

•	register the transfer of, or exchange, any registered debt security selected for redemption, in whole or in part, except the unredeemed portion of any registered debt security being redeemed in part; or
•	exchange any bearer debt security selected for redemption, except to exchange it for a registered debt security which is simultaneously surrendered for redemption.

Payment and Paying Agent

We will pay principal, interest and any premium on fully registered securities in the designated currency or currency unit at the office of a designated paying agent. Payment of interest on fully registered securities may be made at our option by check mailed to the persons in whose names the debt securities are registered on days specified in the indentures or any prospectus supplement.

We will pay principal, interest and any premium on bearer securities in the designated currency or currency unit at the office of a designated paying agent or agents outside of the United States. Payments will be made at the offices of the paying agent in the United States only if the designated currency is U.S. dollars and payment outside of the United States is illegal or effectively precluded. If any amount payable on any debt security or coupon remains unclaimed at the end of two years after that amount became due and payable, the paying agent will release any unclaimed amounts to our company, and the holder of the debt security or coupon will look only to our company for payment.

Certain Covenants in the Indenture

The prospectus supplement relating to a series of debt securities will describe any material covenants in respect of that series of debt securities.

Global Securities

A global security represents one or any other number of individual debt securities. Generally all debt securities represented by the same global securities will have the same terms. Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities that are issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. As a result of these arrangements, the depositary, or its nominee, will be the sole registered holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account either with the depositary or with another institution that has an account with the depositary. Thus, an investor whose security is represented by a global security will not be a registered holder of the debt security, but an indirect holder of a beneficial interest in the global security.

Temporary Global Securities

All or any portion of the debt securities of a series that are issuable as bearer debt securities initially may be represented by one or more temporary global debt securities, without interest coupons, to be deposited with the depositary for credit to the accounts of the beneficial owners of the debt securities or to other accounts as they may direct. On and after an exchange date provided in the applicable prospectus supplement, each temporary global debt security will be exchangeable for definitive debt securities in bearer form, registered form, definitive global bearer form or any combination of these forms, as specified in the prospectus supplement. No bearer debt security delivered in exchange for a portion of a temporary global debt security will be mailed or delivered to any location in the United States.

Interest on a temporary global debt security will be paid to the depositary with respect to the portion held for its account only after they deliver to the trustee a certificate which states that the portion:

•	is not beneficially owned by a United States person;
•	has not been acquired by or on behalf of a United States person or for offer to resell or for resale to a United States person or any person inside the United States; or
•	if a beneficial interest has been acquired by a United States person, that the person is a financial institution, as defined in the Internal Revenue Code, purchasing for its own account or has acquired the debt security through a financial institution and that the debt securities are held by a financial institution that has agreed in writing to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code and the regulations to the Internal Revenue Code and that it did not purchase for resale inside the United States.

The certificate must be based on statements provided by the beneficial owners of interests in the temporary global debt security. The depositary will credit the interest received by it to the accounts of the beneficial owners of the debt security or to other accounts as they may direct.

 “United States person” means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or an estate or trust with income subject to United States federal income taxation regardless of its source.

Definitive Global Securities

Bearer Securities. The applicable prospectus supplement will describe the exchange provisions, if any, of debt securities issuable in definitive global bearer form. We will not deliver any bearer debt securities delivered in exchange for a portion of a definitive global debt security to any location in the United States.

U.S. Book-Entry Securities. Debt securities of a series represented by a definitive global registered debt security and deposited with or on behalf of a depositary in the United States will be represented by a definitive global debt security registered in the name of the depositary or its nominee. Upon the issuance of a global debt security and the deposit of the global debt security with the depositary, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts represented by that global debt security to the accounts of participating institutions that have accounts with the depositary or its nominee. The accounts to be credited shall be designated by the underwriters or agents for the sale of U.S. book-entry debt securities or by us, if these debt securities are offered and sold directly by us.

Ownership of U.S. book-entry debt securities will be limited to participants or persons that may hold interests through participants. In addition, ownership of U.S. book-entry debt securities will be evidenced only by, and the transfer of that ownership will be effected only through, records maintained by the depositary or its nominee for the definitive global debt security or by participants or persons that hold through participants.

So long as the depositary or its nominee is the registered owner of a global debt security, that depositary or nominee, as the case may be, will be considered the sole owner or holder of the U.S. book-entry debt securities represented by that global debt security for all purposes under the indenture. Payment of principal of, and premium and interest, if any, on, U.S. book-entry debt securities will be made to the depositary or its nominee as the registered owner or the holder of the global debt security representing the U.S. book-entry debt securities. Owners of U.S. book-entry debt securities:

•	will not be entitled to have the debt securities registered in their names;
•	will not be entitled to receive physical delivery of the debt securities in definitive form; and
•	will not be considered the owners or holders of the debt securities under the indenture.

The laws of some jurisdictions require that purchasers of securities take physical delivery of securities in definitive form. These laws impair the ability to purchase or transfer U.S. book-entry debt securities.

We expect that the depositary for U.S. book-entry debt securities of a series, upon receipt of any payment of principal of, or premium or interest, if any, on, the related definitive global debt security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global debt security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global debt security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

Redemption and Repurchase

The debt securities may be redeemable at our option, or may be subject to mandatory redemption by us, as required by a sinking fund or otherwise. In addition, the debt securities may be subject to repurchase or repayment by us, at the option of the holders. The applicable prospectus supplement will describe the terms, the times and the prices regarding any optional or mandatory redemption by us or any repurchase or repayment at the option of the holders of any series of debt securities.

Conversion and Exchange

The terms, if any, on which debt securities of any series are convertible into or exchangeable for our common stock or any other securities or property will be set forth in the applicable prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holders or at our option. Unless otherwise expressly stated in the applicable prospectus supplement, references in this prospectus and any prospectus supplement to the conversion or exchange of debt securities of any series for our common stock or other securities or property shall be deemed not to refer to or include any exchange of any debt securities of a series for other debt securities of the same series.

Subordination

Debt securities of a series and any guarantees may be subordinated, which we refer to as subordinated debt securities, to senior indebtedness (as defined in the applicable prospectus supplement) to the extent set forth in the prospectus supplement relating thereto.  To the extent we conduct operations through subsidiaries, the holders of debt securities (whether or not subordinated debt securities) will be structurally subordinated to the creditors of our subsidiaries except to the extent any subsidiary is a guarantor of such series of debt securities.

Consolidation, Merger, Sale or Conveyance

We may, without the consent of the holders of the debt securities, merge into or consolidate with any other person, or convey or transfer all or substantially all of our properties and assets to another person provided that:

•	we are the surviving corporation or the successor person (if other than Air Methods) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;
•	immediately after giving effect to the transaction, no Default or Event of Default shall have occurred and be continuing;
•	if we are not the successor person, each guarantor, unless it has become the successor person, confirms that its guarantee shall continue to apply to the obligations under the debt securities and the indenture to the same extent as prior to such merger, conveyance, transfer or lease, as applicable; and
•	certain other conditions are met.

The remaining or acquiring person will be substituted for our company in the indentures with the same effect as if it had been an original party to the indenture. A prospectus supplement will describe any other limitations on the ability of our company to merge into, consolidate with, or convey or transfer all or substantially all or our properties and assets to, another person.  Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.

Satisfaction and Discharge; Defeasance

We may be discharged from our obligations on the debt securities of any class or series that have matured or will mature or be redeemed within one year if we deposit with the trustee enough cash and/or U.S. government obligations or foreign government securities, as the case may be, to pay all the principal, interest and any premium due to the stated maturity or redemption date of the debt securities and comply with the other conditions set forth in the indenture. The principal conditions that we must satisfy to discharge our obligations on any debt securities are (1) pay all other sums payable with respect to the applicable series of debt securities and (2) deliver to the trustee an officers’ certificate and an opinion of counsel which state that the required conditions have been satisfied.

The indenture contains a provision that permits our company to elect to be discharged from all of our obligations with respect to any class or series of debt securities then outstanding. However, even if we effect a legal defeasance, some of our obligations will continue, including obligations to:

•	maintain and apply money in the defeasance trust,
•	register the transfer or exchange of the debt securities,
•	replace mutilated, destroyed, lost or stolen debt securities, and
•	maintain a registrar and paying agent in respect of the debt securities.

The indenture also permits the Company to elect to be released from our obligations under specified covenants and from the consequences of an event of default resulting from a breach of those covenants. To make either of the above elections, we must deposit in trust with the trustee cash and/or U.S. government obligations, if the debt securities are denominated in U.S. dollars, and/or foreign government securities if the debt securities are denominated in a foreign currency, which through the payment of principal and interest under their terms will provide sufficient amounts, without reinvestment, to repay in full those debt securities. As a condition to legal defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and defeasance and will be subject to U.S. federal income tax in the same amount and in the same manner and times as would have been the case if the deposit and defeasance had not occurred. In the case of a legal defeasance only, the opinion of counsel must be based on a ruling of the U.S. Internal Revenue Service or other change in applicable U.S. federal income tax law.

The indentures specify the types of U.S. government obligations and foreign government securities that we may deposit.

Events of Default, Notice and Waiver

Unless otherwise specified in the applicable prospectus supplement, any of the following events will be events of default with respect to the debt securities:

•	failure to pay interest on any debt security of the class or series for 30 days when due;
•	failure to pay the principal or any premium on any debt securities of the class or series when due;
•	failure to make any sinking fund payment for 30 days when due;
•	failure to perform any other covenant in the debt securities of the series or in the applicable indenture with respect to debt securities of the series for 90 days after being given notice; and
•	occurrence of an event of bankruptcy, insolvency or reorganization set forth in the indenture.

An event of default for a particular class or series of debt securities does not necessarily constitute an event of default for any other class or series of debt securities issued under the indenture.

In the case of an event of default arising from events of bankruptcy or insolvency set forth in an indenture, all outstanding debt securities will become due and payable immediately without further action or notice. If any other event of default as to a series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding debt securities of that series may declare all the debt securities to be due and payable immediately.

The holders of a majority in aggregate principal amount of the debt securities then outstanding by notice to the trustee may on behalf of the holders of all of the debt securities of that series waive any existing default or event of default and its consequences under the indenture except a continuing default or event of default in the payment of interest on, or the principal of, the debt securities of that series.

The indenture will require the trustee to, within 90 days after the occurrence of a default known to it with respect to any outstanding series of debt securities, give the holders of that class or series notice of the default if uncured or not waived. However, the trustee may withhold this notice if it determines in good faith that the withholding of this notice is in the interest of those holders, except that the trustee may not withhold this notice in the case of a payment default. The term “default” for the purpose of this provision means any event that is, or after notice or lapse of time or both would become, an event of default with respect to debt securities of that series.

Subject to the provisions of the Trust Indenture Act requiring the trustee during the continuance under an event of default under the indenture to act with the requisite standard of care, a trustee is not obligated to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders of debt securities, unless the holders have offered to the trustee reasonable security and indemnity. The indenture will provide that the holders of a majority in principal amount of outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or other power conferred on the trustee if the direction would not conflict with any rule of law or with the indenture. However, the trustee may take any other action that it deems proper which is not inconsistent with any direction and may decline to follow any direction if it in good faith determines that the directed action would involve it in personal liability.

The indenture will include a covenant that we will file annually with the trustee a certificate of no default, or specifying any default that exists.

Modification of the Indenture

We and the trustee may modify the indenture without the consent of the holders for limited purposes, including adding to our covenants or events of default, establishing forms or terms of debt securities, curing ambiguities and other purposes which do not adversely affect the holders in any material respect.

We and the trustee may make modifications and amendments to the indenture with the consent of the holders of a majority in principal amount of the outstanding debt securities of all affected series. However, unless otherwise specified in the applicable prospectus supplement, without the consent of each affected holder, no modification may:

•	change the stated maturity of any debt security;
•	reduce the principal, premium, if any, or rate of interest on any debt security;
•	change any place of payment or the currency in which any debt security is payable;
•	impair the right to enforce any payment after the stated maturity or redemption date;
•	adversely affect the terms of any conversion right;
•	reduce the percentage of holders of outstanding debt securities of any series required to consent to any modification, amendment or waiver under an indenture;
•	change any of our obligations, with respect to outstanding debt securities of a series, to maintain an office or agency in the places and for the purposes specified in an indenture for the series;
•	change the provisions in the indenture that relate to its modification or amendment other than to increase the percentage of outstanding debt securities of any series required to consent to any modification or waiver under an indenture;
•	reflect the release of a guarantor of the debt securities in accordance with the terms of the indenture; or
•	to add guarantors with respect to any or all of the debt securities or to secure any or all of the debt securities or the guarantees.

Regarding the Trustee

The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture.  During the existence of an event of default, the trustee will exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

The indenture and provisions of the TIA that are incorporated by reference therein contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with us or any of our affiliates; provided, however, that if it acquires any conflicting interest (as defined in the indenture or in the TIA), it must eliminate such conflict or resign.

No Personal Liability of Directors, Officers, Employees or Stockholders

None of our past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the debt securities, will be governed by the laws of the State of New York (without regard to the conflicts of laws provisions thereof other than Section 5-1401 of the General Obligations Law).

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock or preferred stock or of debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements is subject to, and qualified in its entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

•	the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;
•	the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;
•	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;
•	the date, if any, on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;
•	the terms of any rights to redeem or call the warrants;
•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;
•	U.S. federal income tax consequences applicable to the warrants; and
•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled to:

•	vote, consent or receive dividends;
•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or
•	exercise any rights as stockholders of Air Methods.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement.  Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture.  Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or varying number of debt securities, shares of common stock, preferred stock or depositary shares, warrants, or securities of an entity unaffiliated with us, or any combination of the above, at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number of debt securities, shares of common stock, preferred stock or depositary shares, warrants, or other property, or any combination of the above. The price of the securities or other property subject to the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula described in the purchase contracts. We may issue purchase contracts separately or as a part of units each consisting of a purchase contract and one or more of the other securities that may be sold by us pursuant to this prospectus, debt obligations of third parties (including U.S. Treasury securities) or any combination of the foregoing, which may secure the holders’ obligations to purchase the common stock under the purchase contract. The purchase contracts may require us to make periodic payments to holders or vice versa and the payments may be unsecured or pre-funded on some basis. The purchase contracts may require holders to secure the holder’s obligations in a manner specified in the applicable prospectus supplement.

The applicable prospectus supplement will describe the terms of any purchase contracts in respect of which this prospectus is being delivered, including, to the extent applicable, the following:

•	whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;
•	whether the purchase contracts are to be prepaid or not;
•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the
•	securities subject to purchase under the purchase contract;
•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts; and
•	whether the purchase contracts will be issued in fully registered or global form.

DESCRIPTION OF RIGHTS

General

We may issue rights to purchase our common stock or preferred stock.  Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent.  The statements made in this section relating to the rights are summaries only.  These summaries are not complete.  This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each right.  To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.  For more detail, we refer you to the applicable rights agreement itself, which we will file as an exhibit to, or incorporate by reference in, the registration statement of which this prospectus is a part.

If we offer any series of rights, certain terms of that series of rights will be described in the applicable prospectus supplement, including, without limitation, the following:

•	the title of the rights;
•	the date of determining the stockholders entitled to the rights distribution;
•	the title and aggregate number of shares of common stock or preferred stock purchasable upon exercise of the rights;
•	the exercise price;
•	the aggregate number of rights issued;
•	the date, if any, on and after which the rights will be separately transferable;
•	the date on which the right to exercise the rights will commence and the date on which the right will expire;
•	a discussion of certain U.S. federal income tax considerations applicable to an investment in the rights; and
•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Exercise of Rights

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock or preferred stock at the exercise price provided in the applicable prospectus supplement.  Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.  After the close of business on the expiration date, all unexercised rights will be void.

Holders may exercise rights as described in the applicable prospectus supplement.  Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock or preferred stock purchasable upon exercise of the rights.  If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

SELLING SECURITYHOLDERS

Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference into this prospectus.

PLAN OF DISTRIBUTION

We or any of the selling securityholders may sell the offered securities from time to time:

•	through underwriters or dealers;
•	through agents;
•	directly to one or more purchasers;
•	or through a combination of any of these methods of sale.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in the applicable prospectus supplement.
LEGAL MATTERS

Davis Graham & Stubbs LLP, Denver, Colorado, will pass upon certain legal matters relating to the issuance and sale of the securities being offered by this prospectus.

EXPERTS

The consolidated financial statements of Air Methods Corporation and subsidiaries as of December 31, 2012 and 2011, and for each of the years in the three-year period ended December 31, 2012, and the related consolidated financial statement Schedule II – Valuation and Qualifying Accounts, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2012 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon authority of said firm as experts in auditing and accounting.

AIR METHODS CORPORATION

COMMON STOCK
PREFERRED STOCK
DEPOSITARY SHARES
DEBT SECURITIES
GUARANTEES OF DEBT SECURITIES
WARRANTS
PURCHASE CONTRACTS
RIGHTS

PROSPECTUS

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

The following table sets forth the fees and expenses in connection with the issuance and distribution of the securities covered by this registration statement, other than underwriting discounts and commissions to be paid by us. All such expenses are estimates, other than the registration fee payable to the SEC, and will be borne by the registrant.

SEC registration fee	$	*
Legal fees and expenses		**
Accounting fees and expenses		**
Printing and engraving expenses		**
Trustee’s fees and expenses		**
Blue Sky fees and expenses		**
Rating Agency Fees		**
Miscellaneous		**

Total	$	**

*	Pursuant to Rules 456(b) and 457(r) of the Securities Act, the Registrant is deferring payment of the registration fee.

**	These fees and expenses are calculated based on the securities offered and the number of issuances and accordingly are not known at the time of filing this registration statement.

Item 15. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (“DGCL”), which is applicable to Air Methods Corporation, authorizes a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, other than an action by or in the right of the corporation, because such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses, including attorneys’ fees, actually and reasonably incurred in defense or settlement of any such pending, completed or threatened action or suit by or in the right of the corporation if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that, unless a court of competent jurisdiction otherwise provides, such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. Article IX of the Registrant’s certificate of incorporation and Article VI of the Registrant’s bylaws provide that the Registrant will indemnify its directors and officers and certain other persons to the extent permitted by the DGCL.

Section 145 of the DGCL also authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him. The Registrant maintains insurance policies under which its directors and officers are insured, within the limits and subject to the limitations of the policies, against expenses in connection with the defense of actions, suits or proceedings, and certain liabilities that might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been a director or officer of the Registrant.

As permitted by the DGCL, Article VIII of the Registrant’s certificate of incorporation eliminates in certain circumstances the monetary liability of its directors for a breach of their fiduciary duty as directors. These provisions do not eliminate the liability of a director:

•	for a breach of the director’s duty of loyalty to the Registrant or its stockholders;
•	for acts or omissions by the director not in good faith;
•	for acts or omissions by the director involving intentional misconduct or a knowing violation of law;
•	under Section 174 of the DGCL, which relates to the declaration of dividends and purchase or redemption of shares in violation of the DGCL; and
•	for any transaction from which the director derived an improper personal benefit.

Item 16. Exhibits and Financial Statement Schedules

Exhibit No.	Description of Exhibit
1.1	Form of Underwriting Agreement (1)
4.1
Certificate of Incorporation (filed as an exhibit to the Registrant’s Registration Statement on Form S-1 (Registration No. 33-15007), as declared effective on August 27, 1987, and incorporated herein by reference).

4.2
Certificate of Amendment to Certificate of Incorporation (filed as an exhibit to the Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 1992, and incorporated herein by reference).

4.3	Certificate of Amendment to Certificate of Incorporation (filed as an exhibit to the Registrant’s Current Report on Form 8-K filed June 18, 2010, and incorporated herein by reference).
4.4	First Amended and Restated Bylaws (filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, and incorporated herein by reference).
4.5	Form of Common Stock Certificate (Filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1992, and incorporated herein by reference).
4.6	Form of Preferred Stock Certificate (1)
4.7	Form of Indenture
4.8	Form of Debt Security (1)
4.9	Form of Guarantee (1)
4.10	Form of Deposit Agreement (1)
4.11	Form of Warrant (1)
4.12	Form of Warrant Agreement (1)
4.13	Form of Depositary Share (1)
4.14	Form of Rights Agreement, including Form of Rights Certificate (1)
4.15	Form of Stock Purchase Contract (1)
4.16	Form of Stock Purchase Unit Agreement (1)
5.1	Opinion of Davis Graham & Stubbs LLP
12.1	Computation of Ratio of Earnings to Fixed Charges
23.1	Consent of Davis Graham & Stubbs LLP (included in Exhibit 5.1)
23.2	Consent of KPMG LLP
24.1	Power of Attorney (included on signature pages hereto)
25.1	Form T-1 Statement of Eligibility of Trustee for the Indenture (2)

(1)
To be filed by an amendment to this registration statement or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Exchange Act and incorporated herein by reference if we enter into any such agreement or issue any such instrument in connection with the offer of any securities registered hereunder.

(2)	To be incorporated herein by reference from a subsequent filing in accordance with section 305(b)(2) of the Trust Indenture Act.

Item 17. Undertakings

(a)           The Registrant hereby undertakes:

(1)            To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)            That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)            To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4)            That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5)            That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its respective securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the applicable trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(d)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on December 30, 2013.

AIR METHODS CORPORATION

/s/ Aaron D. Todd
Aaron D. Todd
Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby constitutes and appoints Aaron D. Todd, Trent J. Carman and Crystal L. Gordon his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with exhibits thereto and other documents in connection therewith, with the SEC, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneyin-fact and agent or his substitutes may do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Aaron D. Todd	Chief Executive Officer and Director
Aaron D. Todd	(Principal Executive Officer)	December 30, 2013

/s/ Trent J. Carman	Chief Financial Officer and Treasurer
Trent J. Carman	(Principal Financial Officer)	December 30, 2013

/s/ Sharon J. Keck	Chief Accounting Officer
Sharon J. Keck	(Principal Accounting Officer)	December 30, 2013

/s/ David Kikumoto
David Kikumoto	Chairman of the Board	December 30, 2013

/s/ George W. Belsey
George W. Belsey	Director	December 30, 2013

/s/ Ralph J. Bernstein
Ralph J. Bernstein	Director	December 30, 2013

/s/ Mark D. Carleton
Mark D. Carleton	Director	December 30, 2013

/s/ John J. Connolly
John J. Connolly	Director	December 30, 2013

/s/ Jeffrey A. Dorsey
Jeffrey A. Dorsey	Director	December 30, 2013

/s/ Carl H. McNair, Jr.
Carl H. McNair, Jr.	Director	December 30, 2013

/s/ Lowell D. Miller, Ph.D.
Lowell D. Miller, Ph.D.	Director	December 30, 2013

/s/ Morad Tahbaz
Morad Tahbaz	Director	December 30, 2013